                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 033-79720, No. 033-79722, No. 033-94768, No. 333-05613 and No.
333-05615) pertaining to the 1994 Director Option Plan and the 1994 Stock Option Plan of Point Therapeutics, Inc. of our report dated February 10, 2003, except for Note 14, as to which the date is March 5, 2003, with respect to the consolidated financial statements of Point Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002

                                                         /s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 26, 2003